Exhibit 99.1

NEWS RELEASE

Contact:
Sheila G. Spagnolo
Vice President
Phone (610) 251-1000
sspagnolo@triumphgroup.com

TRIUMPH GROUP ANNOUNCES

DEPARTURE OF SENIOR EXECUTIVE

Wayne, PA — November 6, 2007 — Triumph Group, Inc. (NYSE:TGI) today announced that Larry J. Resnick, Senior Vice President-Operations, retired from the Company effective November 2, 2007.

“Larry has made significant contributions to Triumph during his tenure,” said Richard C. Ill, Triumph’s President and Chief Executive Officer.  “He has been an integral part of our senior management team and has been an important part of our acquisition program.  His efforts have contributed to the Company’s strong portfolio of businesses which are strategically situated to provide future growth for the Company.  We value Larry’s many years of service to Triumph and wish him the very best.”

Triumph Group, Inc., headquartered in Wayne, Pennsylvania, designs, engineers, manufactures, repairs and overhauls aircraft components and accessories.  The company serves a broad, worldwide spectrum of the aviation industry, including original equipment manufacturers of commercial, regional, business and military aircraft and aircraft components, as well as commercial and regional airlines and air cargo carriers.

More information about Triumph can be found on the Internet at http://www.triumphgroup.com.

Statements in this release which are not historical facts are forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995.  All forward-looking statements involve risks and uncertainties which could affect the company’s actual results and could cause its actual results to differ materially from those expressed in any forward looking statements made by, or on behalf of, the company.  Further information regarding the important factors that could cause actual results to differ from projected results can be found in Triumph’s reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2007.